Exhibit 99.1

              Hudson United Bancorp Reports EPS of $0.79 per share
                         for the Third Quarter of 2004

    MAHWAH, N.J.--(BUSINESS WIRE)--Oct. 18, 2004--Executive Overview--Hudson United Bancorp ("the Company") (NYSE: HU) today reported net income of $35.3 million, or $0.79 per diluted share, for the quarter ended September 30, 2004. The Company's EPS of $0.79 per diluted share in the third quarter of 2004 represents a 16.2% increase in diluted EPS compared to the EPS of $0.68 per diluted share that the Company reported in the third quarter of 2003 These results excluding securities gains, contract modification, settlement charges and early extinguishment of debt, were in line with the consensus equity analysts' EPS estimate of $0.72 per fully diluted share. This $0.72 EPS (excluding certain items) represents a 9.1% increase in fully diluted EPS from the third quarter of 2003.
    "We are pleased to report diluted earnings per share of $0.79 for the third quarter of 2004." said Kenneth T. Neilson, Chairman, President and CEO. "We continue to show a trend of steady commercial loan, commercial mortgage and credit card growth both over year-end 2003 and the second quarter of 2004. This growth in higher yielding assets will position us to improve our net interest income in the subsequent quarters. Our strong results include $12 million of data processing and item processing contract modifications, severance, retirement and early vesting of benefits expenses and debt extinguishments and we also realized security gains of $16.4 million. Our provision for loan losses of $4.5 million exceeded our net loan charge-offs of $4.3 million".
    The Company's return on average equity was 28.31% and return on average assets was 1.59% for the third quarter of 2004. The net interest margin was 3.90% for the third quarter of 2004.
    For the third quarter of 2003 the Company's return on average equity was 28.18%, its return on average assets was 1.49% and the net interest margin was 3.90% .
    The Company's fully diluted EPS for the nine months ended September 30, 2004 was $2.18 per diluted share. The Company's return on average equity was 27.16% and return on average assets was 1.55% for the first nine months of 2004. The net interest margin was 4.06% .
    For the first nine months of 2003 the Company reported EPS of $1.96 per diluted share. The Company's return on average equity was 27.19% and return on average assets was 1.48%. The net interest margin was 4.14%.
    Results of Operations for Quarter End and Year to Date September
30, 2004
    Net interest income for the third quarter of 2004 was $80.0 million and the net interest margin was 3.90%. Net interest income for the third quarter of 2003 was $72.8 million and the net interest margin was 3.90%. Net interest income increased by $7.2 million in the third quarter of 2004 compared to the comparable third quarter of 2003. The increase in net interest income in the third quarter of 2004 compared to the comparable quarter in 2003 was due primarily to lower interest expense on deposits and an increase in average earning assets. Interest income on securities increased in the third quarter of 2004 compared to the comparable period in 2003 due to an increase in the average volume.
    Net interest income for the nine months ended September 30, 2004 was $236.0 million and the net interest margin was 4.06%. Net interest income for the nine months ended September 30, 2003 was $224.2 million and the net interest margin was 4.14%. Net interest income increased by $11.9 million in the first nine months of 2004 compared to the comparable nine month period of 2003. The increase in net interest income in the first nine months of 2004 compared to the comparable period in 2003 was due primarily to lower interest expense on deposits. This was offset in part by yields on new loans being originated in a lower interest rate environment. Interest income on securities increased in the first nine months of 2004 compared to the comparable period in 2003 due to an increase in the average volume being partially offset by a decline in average yield.
    The provision for loan and lease losses was $4.5 million for the third quarter of 2004 and $6.5 million for the third quarter of 2003. The decrease in 2004 over 2003 was primarily due to the lower levels of nonperforming loans as well as lower net charge-offs. Net charge offs for the third quarter of 2004 were $4.3 million compared to $5.9 million for the third quarter of 2003.
    The provision for loan and lease losses was $14.9 million for the first nine months of 2004 and $20.5 million for the first nine months of 2003. The decrease in 2004 over 2003 was due to lower levels of nonperforming loans as well as lower charge-offs.
    Noninterest income was $48.7 million in the third quarter of 2004 and $35.5 million in the third quarter of 2003. Noninterest income for the third quarter of 2004 increased by $13.2 million, or 37.1%, compared to the third quarter of 2003. The increase in noninterest income in 2004 compared to 2003 was due mainly to increases in security gains, income from landfill gas operations, loan and credit card fee income offset in part by decreases in retail service fees and $0.5 million related to the early extinguishment of debt. During the third quarter of 2004 the Company sold approximately $884 million of investment securities. Securities gains of $16.4 million were realized as a result of the sale.
    Noninterest income was $123.3 million in the first nine months of 2004 and $92.0 million in the first nine months of 2003. Noninterest income for the first nine months of 2004 increased by $31.3 million, or 34.1%, compared to the first nine months of 2003. The increase in noninterest income in 2004 compared to 2003 was due mainly to the full nine months of normal income associated with the Company's landfill gas operations and the one time cash settlement related to bankruptcy claims in the amount of $4.7 million in the second quarter of 2004 as well as the securities gains discussed in the above paragraph, increases in credit card income, loan fees offset in part by decreases in retail service fees, other income and trading asset gains.
    Noninterest expense was $75.9 million for the third quarter of 2004 compared to $63.0 million for the third quarter of 2003. The increase in noninterest expense in the third quarter of 2004 compared to the third quarter of 2003 was discussed in our press release dated October 1, 2004, which included, increases in salaries and benefits, primarily related to the $7.9 million charge related to severance, retirement and early vesting of certain existing benefits, together with, outside services-data processing, primarily related to the Company's payment of $8.2 million during the third quarter for modification of its data processing and item processing contracts Generally accepted accounting principles requires the Company to defer $4.6 million of the payment with amortization over the remaining contract life.
    Noninterest expense was $212.2 million for the first nine months of 2004 compared to $176.7 million for the first nine months of 2003. The increase in noninterest expense in the first nine months of 2004 compared to the first nine months of 2003 was due to increases in salaries and benefits, primarily related to severance, retirement and early vesting of certain benefits together with, outside services-data processing, primarily related to the Company's third quarter modification of its data processing and item processing contracts, expense from landfill investments, due to the full nine month effect of this acquisition and increases in marketing and other expenses.
    The Company's pretax income for the third quarter of 2004 was $48.3 million, an increase of $9.6 million, or 24.8%, compared to the third quarter of 2003. The Company's provision for income taxes was $13 million for the quarter ended September 30, 2004 compared to $8.3 million for the third quarter of 2003. The increase in the provision and the higher effective tax rate for the third quarter of 2004 were due to an increase in pretax income.
    The Company's pretax income for the first nine months of 2004 was $132.2 million, an increase of $13.3 million, or 11.2%, compared to the first nine months of 2003. The Company's provision for income taxes was $34.2 million for the nine months ended September 30, 2004. The Company's provision for income taxes for the first nine months of 2003 was $31.1 million. The lower tax rate in 2004 is due to the full nine-month effect of the Company's tax credits arising from its acquisition of landfill gas companies in May 2003.

    Nonperforming Loans and Leases, and Asset Quality

    Nonperforming loans and leases totaled $12.5 million at September 30, 2004. This was a decrease of $0.7 million, or 5.3%, compared to $13.2 million of nonperforming loans and leases as of December 31, 2003. Nonperforming loans and leases were 0.26% of total loans and leases at September 30, 2004, compared to 0.28% at December 31, 2003.
    Nonperforming assets were $14.6 million at September 30, 2004, up slightly from $14.2 million at December 31, 2003. Nonperforming assets as a percent of loans, leases and foreclosed property were 0.30% at both September 30, 2004 and December 31, 2003.
    The Allowance for loan and lease losses totaled $66.3 million at September 30, 2004 compared to $67.8 at December 31, 2003. It represented 530% of nonperforming loans and leases at September 30, 2004, compared to 513% at December 31, 2003. The Allowance as a percentage of total loans and leases was 1.37% at September 30, 2004 and 1.46% at December 31, 2003.

    Other Balance Sheet Data

    Loan and lease categories consisting of commercial and financial, commercial real estate, consumer, and credit card loans totaled $4.7 billion at September 30, 2004, compared to $4.5 billion at December 31, 2003. These four loan and lease categories are the areas of loans that the Company emphasizes. This is because they generally have more attractive yields, interest rate sensitivity, and maturity characteristics than single family loans. These four loan and lease categories represented approximately 97% of loans and leases at September 30, 2004, compared to 96% at December 31, 2003. The loan to deposit ratio at September 30, 2004 and December 31, 2003 was approximately 77% and 75%, respectively.
    Residential mortgage loans, which are not an area of emphasis for the Company, were $132.7 million as of September 30, 2004, compared to $167.9 million at December 31, 2003.
    Total investment securities were $3.3 billion at September 30, 2004, compared to $2.7 billion at December 31, 2003. Investment securities increased in 2004 over prior periods due primarily to planned purchases associated with the growth of shareholders equity. Total assets were $8.8 billion at September 30, 2004, compared to $8.1 billion at December 31, 2003.
    Deposits other than time deposits were $4.7 billion at September 30, 2004 and $4.3 billion at December 31, 2003. Total deposits were $6.3 billion at September 30, 2004 and $6.2 billion at December 31, 2003.
    Total borrowings increased by $626.7 million over year-end 2003 levels to $1.5 billion. This increase was primarily due to increases in Federal Home Loan Bank advances with terms ranging from one month to slightly over one year.
    Total stockholders' equity was $516.9 million and book value per common share was $11.50 at September 30, 2004. All regulatory capital ratios exceed those necessary to be considered a well-capitalized institution.

    Share Repurchases and Cash Dividends

    The Company did not repurchase any shares in the third quarter of 2004. The Company repurchased a total of 14,980 shares in the first nine months of 2004, at an average price of $37.48 per share. The total cash allocated for these repurchases was $0.6 million.
    Total shares outstanding at September 30, 2004 were 45.0 million shares, compared to 44.8 million shares at December 31, 2003.
    The Company paid cash dividends of $0.35 per share in the third quarter of 2004. Total cash dividends paid in the third quarter was $15.7 million. Dividends paid in 2004 year to date were $1.01. per share. Total cash dividends paid in 2004 year to date were $45.4 million.
    A reconciliation of non-GAAP financial information contained in this press release is set forth below:

    Non-GAAP Financial Measure

    The financial measure disclosing diluted earnings per share excluding securities gains, contract modification, settlement charges and early extinguishment of debt, is considered a "non-GAAP financial measure" under SEC guidelines.
    The Company believes that this non-GAAP financial measure provides a more complete understanding of ongoing operations and enhances comparability of current results to prior periods. The Company believes that investors may find it useful to see this non-GAAP financial measure to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance.
    Reconciliation of the GAAP financial measure to the aforementioned non-GAAP measure follows:


                                          3Q               3Q
                                         2003             2004
                                        -----            -----
GAAP Diluted Earnings Per Share         $0.68            $0.79
 Excluding securities gains:            (0.02)           (0.24)
 Excluding contract modification,
  settlement charges and early
  extinguishment of debt:                   -             0.17
                                        -----            -----
Non-GAAP Diluted Earnings Per
 Share as Adjusted                      $0.66            $0.72

GAAP Net Income                       $30,403          $35,333
 Excluding securities gains:             (798)         (10,628)
 Excluding contract modification,
  settlement charges and
  early extinguishment of debt:             -            7,775
                                        -----            -----
Non-GAAP Net Income as Adjusted       $29,605          $32,480
                                      =======          =======

    The Company is the multi-state bank holding company for the Bank, which has 204 offices in New Jersey, New York, Connecticut and Pennsylvania.
    This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "consider", "may", "will", or similar statements or variations of such terms. Such forward- looking statements involve certain risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, unexpected changes in interest rates, deterioration in economic conditions, declines in deposit or a decline in loan volume trends, decline in levels of loan quality, change in the trends in loan loss provisions, the unexpected unavailability of tax credits, especially in the Company's Section 29 credits, and the unanticipated effects of legal, tax and regulatory provisions applicable to the Company. The Company assumes no obligation for updating any such forward-looking statements at any time. Important information on other material factors or supplemental factors that could cause the Company's financial results to differ from the forward-looking statements also is included in the Company's public reports filed with the SEC, including in our Form 10-K for the year ending December 31, 2003.

                HUDSON UNITED BANCORP AND SUBSIDIARIES
            ----------------------------------------------


                     CONSOLIDATED BALANCE SHEETS

                                                Sept. 30      Dec. 31,
(in thousands)                                    2004          2003
----------------------------------------------------------------------
ASSETS
Cash and due from banks                          $192,709    $272,636
Interest bearing due from banks                    49,609      41,358
                                               ----------- -----------
               TOTAL CASH AND CASH EQUIVALENTS   $242,318    $313,994

Investment securities available for sale, at
 market value                                  $1,908,582  $2,706,185
($1,221,600 and $1,813,247 in market value
 pledged at September 30, 2004 and December 31,
 2003  respectively)
Investment securities held to maturity,at cost;
 $1,378,640 million market value               $1,392,418          $-
($1,312,494 ,at cost pledged, at September 30,
 2004)

Loans and leases:
     Commercial and financial                  $2,231,299  $2,137,499
     Commercial real estate mortgages           1,089,828     993,937
     Consumer                                   1,027,347   1,033,693
     Credit card                                  344,320     326,713
                                               ----------- -----------
         Sub-total                             $4,692,794  $4,491,842
     Residential mortgages                        132,671     167,913
                                               ----------- -----------
                        TOTAL LOANS AND LEASES $4,825,465  $4,659,755
     Less: Allowance for loan and lease losses    (66,289)    (67,846)
                                               ----------- -----------
                          NET LOANS AND LEASES $4,759,176  $4,591,909

Premises and equipment, net                       120,721     125,168
Core deposit and other intangibles, net of
 amortization                                      20,326      22,664
Goodwill                                           79,008      81,068
Investment in separate account bank owned life
 insurance                                        148,614     144,126
Other assets                                      154,064     115,544
                                               ----------- -----------
                                  TOTAL ASSETS $8,825,227  $8,100,658
                                               =========== ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
     Noninterest bearing                       $1,336,062  $1,328,586
     NOW, money market, and savings             3,314,043   3,009,821
     Time deposits                              1,640,334   1,904,952
                                               ----------- -----------
                                TOTAL DEPOSITS $6,290,439  $6,243,359
Repurchase agreements                             551,346     532,485
Other borrowings                                  996,603     388,734
                                               ----------- -----------
                              TOTAL BORROWINGS  1,547,949     921,219
Other liabilities                                 242,905     238,117

Subordinated debt                                 227,009     239,773
                                               ----------- -----------
                             TOTAL LIABILITIES  8,308,302   7,642,468
Stockholders' Equity:
     Common stock, no par value                   $92,788     $92,788
     Additional paid-in capital                   309,981     311,310
     Retained earnings                            289,613     237,046
     Treasury stock, at cost                     (170,865)   (176,505)
     Effect of stock compensation plans            (1,680)     (3,899)
     Accumulated other comprehensive income
      (loss)                                       (2,912)     (2,550)
                                               ----------- -----------
                    TOTAL STOCKHOLDERS' EQUITY   $516,925    $458,190
                                               ----------- -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $8,825,227  $8,100,658
                                               =========== ===========


                HUDSON UNITED BANCORP AND SUBSIDIARIES
           -------------------------------------------------
                   Consolidated Statements of Income


                                                   Three Months Ended
                                                        Sept. 30
                                                  -------------------
(in thousands, except share data)                     2004     2003
--------------------------------------------------------------------
INTEREST AND FEE INCOME:
Loans and leases                                   $68,450  $64,859
Investment securities                               37,498   28,800
Other                                                  384      655
                                                  --------- --------
                    TOTAL INTEREST AND FEE INCOME $106,332  $94,314
                                                  --------- --------
INTEREST EXPENSE:
Deposits                                           $12,836  $12,726
Borrowings                                           7,188    2,636
Subordinated and other debt                          6,287    6,200
                                                  --------- --------
                           TOTAL INTEREST EXPENSE  $26,311  $21,562
                                                  --------- --------
                              NET INTEREST INCOME  $80,021  $72,752

            PROVISION FOR  LOAN AND LEASE LOSSES,
                                  PORTFOLIO LOANS    4,500    6,500
                                                  --------- --------
          NET INTEREST INCOME AFTER PROVISION FOR
                            LOAN AND LEASE LOSSES  $75,521  $66,252
                                                  --------- --------
NONINTEREST INCOME:
Retail service fees                                 $8,044   $9,714
Credit card fee income                               7,981    7,006
Loan Fees                                            3,965    3,197
ATM and debit card fees                              1,757    1,853
Separate bank owned life insurance income            1,441    1,243
Trust income                                           740      709
Income from Landfill Investments                     6,321    4,312
Other income                                         2,052    6,225
Securities gains (losses)                           16,350    1,228
                                                  --------- --------
                         TOTAL NONINTEREST INCOME  $48,651  $35,487
                                                  --------- --------
NONINTEREST EXPENSE:
Salaries and benefits                              $33,498  $24,822
Occupancy expense                                    7,459    7,149
Equipment expense                                    4,111    4,512
Outside services - data processing                  10,507    7,301
Outside services - other                             6,281    6,121
Amortization of intangibles                          1,222    1,077
Marketing expense                                    1,580      584
Deposit and other insurance                            664      619
Telephone expense                                    1,378    1,480
Expense from Landfill Investments                    5,188    5,349
Other                                                3,996    4,030
                                                  --------- --------
                        TOTAL NONINTEREST EXPENSE  $75,884  $63,044
                                                  --------- --------
                       INCOME BEFORE INCOME TAXES  $48,288  $38,695
PROVISION FOR INCOME TAXES                          12,955    8,292
                                                  --------- --------
                                                   $35,333  $30,403
                                                  ========= ========

NET INCOME PER COMMON SHARE:
Basic                                                $0.79    $0.68
Diluted                                              $0.79    $0.68

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                               44,700   44,777
Diluted                                             44,952   44,994



                HUDSON UNITED BANCORP AND SUBSIDIARIES
           ------------------------------------------------
                   Consolidated Statements of Income


                                                      Year to Date
                                                        Sept.30
                                                 --------------------
(in thousands, except share data)                    2004      2003
--------------------------------------------------------------------
INTEREST AND FEE INCOME:
Loans and leases                                 $202,109  $205,729
Investment securities                             101,500    90,751
Other                                               1,097     1,609
                                                 --------- ---------
                   TOTAL INTEREST AND FEE INCOME $304,706  $298,089
                                                 --------- ---------
INTEREST EXPENSE:
Deposits                                          $35,780   $45,589
Borrowings                                         14,327     9,705
Subordinated and other debt                        18,590    18,641
                                                 --------- ---------
                          TOTAL INTEREST EXPENSE  $68,697   $73,935
                                                 --------- ---------
                             NET INTEREST INCOME $236,009  $224,154

           PROVISION FOR  LOAN AND LEASE LOSSES,
                                 PORTFOLIO LOANS   14,850    20,500
                                                 --------- ---------
         NET INTEREST INCOME AFTER PROVISION FOR
                           LOAN AND LEASE LOSSES $221,159  $203,654
                                                 --------- ---------
NONINTEREST INCOME:
Retail service fees                                23,834   $28,173
Credit card fee income                             22,109    19,475
Loan Fees                                          13,254     9,758
ATM and debit card fees                             5,230     5,595
Separate bank owned life insurance income           4,488     4,814
Trust income                                        2,349     1,897
Income from Landfill Investments                   21,936     6,716
Other income                                        9,429    13,770
Impairment on mortgage related servicing assets         -    (2,004)
Securities (losses) gains                          20,677       333
Trading asset gain                                      -     3,449
                                                 --------- ---------
                        TOTAL NONINTEREST INCOME $123,306   $91,976
                                                 --------- ---------
NONINTEREST EXPENSE:
Salaries and benefits                             $84,533   $72,025
Occupancy expense                                  23,095    22,739
Equipment expense                                  12,937    13,884
Outside services - data processing                 26,074    22,100
Outside services - other                           21,659    17,670
Amortization of intangibles                         3,689     3,188
Marketing expense                                   5,073     2,165
Deposit and other insurance                         1,925     1,658
Telephone expense                                   4,239     4,476
Expense from Landfill Investments                  18,567     8,947
Other                                              10,452     7,848
                                                 --------- ---------
                       TOTAL NONINTEREST EXPENSE $212,243  $176,700
                                                 --------- ---------
                      INCOME BEFORE INCOME TAXES $132,222  $118,930
PROVISION FOR INCOME TAXES                         34,248    31,091
                                                 --------- ---------
                                      NET INCOME  $97,974   $87,839
                                                 ========= =========

NET INCOME PER COMMON SHARE:
Basic                                               $2.19     $1.96
Diluted                                             $2.18     $1.96

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                              44,649    44,716
Diluted                                            44,908    44,893



Supplemental Information
--------------------------
Hudson United Bancorp


($ in thousands)   1Q04       2Q04       3Q04       4Q04      Y-T-D
                ---------- ---------- ---------- ---------- ----------
End of Period
----------------
Total
 Securities     2,667,362  3,506,055  3,301,000          0      NA
Total Assets    7,972,645  8,958,718  8,825,227          0      NA
Total Deposits  6,242,598  6,128,993  6,290,439          0      NA
Total
 Stockholders'
 Equity           492,751    478,170    516,925          0      NA
Shares
 Outstanding       44,826     44,948     44,954          0      NA

Average Balance
 Sheet
----------------
Commercial/
Consumer Loans  4,442,326  4,503,975  4,624,471          0  4,524,600
Residential Real
 Estate Mortgage  162,044    149,086    137,692          0    148,923
Total Loans and
 Leases         4,604,370  4,653,061  4,762,163          0  4,673,523
Other Earning
 Assets         2,851,895  3,199,375  3,489,497          0  3,181,384
Total Earning
 Assets         7,456,265  7,852,436  8,251,660          0  7,854,907
Total Assets    8,071,442  8,436,611  8,852,794          0  8,455,072
Noninterest
 Bearing
 Deposits       1,254,798  1,314,739  1,334,238          0  1,301,379
Interest Bearing
 Deposits       4,921,224  4,830,107  4,955,853          0  4,902,590
Common Equity     470,068    478,972    496,533          0    481,912

Loan Portfolio Composition
--------------------------
Commercial and
 Financial      2,126,354  2,208,139  2,231,299          0      NA
Commercial Real
 Estate Mortgage  989,182  1,041,677  1,089,828          0      NA
Consumer        1,032,885  1,049,631  1,027,347          0      NA
Credit Card       296,680    323,763    344,320          0      NA
     Sub-total  4,445,101  4,623,210  4,692,794          0      NA
Residential Real
 Estate Mortgage  156,981    140,571    132,671          0      NA
    Total Loans
     and Leases 4,602,082  4,763,781  4,825,465          0      NA
Allowance for
 Losses            67,839     66,048     66,289          0      NA
    Net Loans
     and Leases 4,534,243  4,697,733  4,759,176          0      NA

End of Period
----------------
Nonaccruing Loans  14,211     12,286     12,519          0      NA
Forclosed Property    769      2,144      2,111          0      NA
Total
 Nonperforming
 Assets            14,980     14,430     14,630          0      NA
90 Days Past Due                                                NA
 & Accruing        13,989     13,516     15,934          0
Net Charge Offs     5,607      5,846      4,259          0      NA
Intangible Assets 100,781     99,557     99,334          0      NA


($ in thousands)   1Q03       2Q03       3Q03       4Q03      Y-T-D
                ---------- ---------- ---------- ---------- ----------
End of Period
----------------
Total
 Securities     2,938,287  2,955,047  2,937,860  2,706,185      NA
Total Assets    7,809,894  7,984,039  7,975,364  8,100,658      NA
Total Deposits  6,184,103  6,231,529  6,268,791  6,243,359      NA
Total
 Stockholders'
 Equity           428,077    454,252    457,720    458,190      NA
Total Shares
 Outstanding       44,546     44,758     44,793     44,799      NA

Average Balance Sheet
----------------
Commercial/
Consumer Loans  4,009,151  4,046,966  4,129,256  4,263,574  4,112,982
Residential Real
 Estate Mortgage  257,472    234,447    210,162    180,689    220,453
Total Loans and
 Leases         4,266,623  4,281,413  4,339,418  4,444,263  4,333,435
Other Earning
 Assets         2,816,650  3,138,072  3,173,428  3,002,802  3,033,633
Total Earning
 Assets         7,083,273  7,419,485  7,512,846  7,447,065  7,367,068
Total Assets    7,681,301  7,976,962  8,081,105  8,045,908  7,945,700
Noninterest
 Bearing
 Deposits       1,242,933  1,265,760  1,292,808  1,295,963  1,274,562
Interest Bearing
 Deposits       4,881,873  4,860,333  4,941,595  4,836,357  4,880,084
Common Equity     427,279    440,576    428,020    453,886    437,487

Loan Portfolio Composition
--------------------------
Commercial and
 Financial      1,761,415  1,806,113  1,854,680  2,137,499      NA
Commercial Real
 Estate Mortgage  923,710    931,368    957,421    993,937      NA
Consumer        1,028,953  1,037,039  1,034,092  1,033,693      NA
Credit Card       306,526    322,088    332,826    326,713      NA
     Sub-total  4,020,604  4,096,608  4,179,019  4,491,842      NA
Residential Real
 Estate Mortgage  242,286    227,512    195,483    167,913      NA
    Total Loans
     and Leases 4,262,890  4,324,120  4,374,502  4,659,755      NA
Allowance for
 Losses            71,888     67,151     67,664     67,846      NA
    Net Loans
     and Leases 4,191,002  4,256,969  4,306,838  4,591,909      NA

End of Period
----------------
Nonaccruing
 Loans             15,240     14,660     15,961     13,217      NA
Restructured
 Loans                  0          0          0          0      NA
Other Real
 Estate             1,044      1,200      1,108        977      NA
Total
 Nonperforming
 Assets            16,284     15,860     17,069     14,194      NA
90 Days Past Due
 & Accruing        20,499     19,044     20,432     16,683      NA
Net Charge Offs     7,040      6,805      5,890      5,318      NA
Intangible
 Assets            99,101     98,495     97,418    103,732      NA


                       Supplemental Information
                        -----------------------

Hudson United Bancorp

($ in thousands)         1Q04      2Q04      3Q04      4Q04    Y-T-D
                       --------- --------- --------- -------- --------
Condensed Income Statement
--------------------------

Interest Income          98,145   100,229   106,332        0  304,706
Interest Expense         20,254    22,132    26,311        0   68,697
Net Interest Income      77,891    78,097    80,021        0  236,009
Provision for Possible
 Loan and Lease Losses    5,600     4,750     4,500        0   14,850
Income from Landfill
 Investments              5,162    10,453     6,321        0   21,936
Total Non interest
 Income                  35,563    39,092    48,651        0  123,306
Amortization of
 Intangibles Expense      1,244     1,223     1,222        0    3,689
Expense from Landfill
 Investments              5,882     7,497     5,188        0   18,567
Total Non interest
 Expense                 66,569    69,790    75,884        0  212,243
Pre-tax Income           41,285    42,649    48,288        0  132,222
Provision for Income
 Taxes                   10,303    10,990    12,955        0   34,248
Net Income               30,982    31,659    35,333        0   97,974
Fully-taxable
 Equivalent Adjustment      946       934       922        0    2,802

Performance
-----------------------
Return on Average Assets   1.54%     1.51%     1.59%    0.00%    1.55%
Return on Average Equity  26.51%    26.58%    28.31%    0.00%   27.16%
Basic Earnings Per Share  $0.69     $0.71     $0.79       $-    $2.19
Diluted Earnings Per
 Share                    $0.69     $0.70     $0.79       $-    $2.18
Weighted Average Shares
 - Basic                 44,808    44,651    44,700        -   44,649
Weighted Average Shares
 - Diluted               45,003    44,920    44,952        -   44,908
Net Interest Margin        4.25%     4.05%     3.90%    0.00%    4.06%

Capital Information
-----------------------
Tier 1 Leverage Ratio(1)   6.86%     6.76%     6.75%    0.00%    NA
Tier 1 Risk-Based
 Capital (1)               9.63%     9.31%     9.77%    0.00%    NA
Total Risk-Based
 Capital (1)              14.56%    13.91%    14.26%    0.00%    NA
Common Equity          $492,751  $478,170  $516,925       $-     NA
Common Shares
 Outstanding             44,826    44,948    44,954        -     NA
Book Value Per Share
 (Common)                $10.99    $10.64    $11.50       $-     NA


($ in thousands)         1Q03      2Q03      3Q03      4Q03    Y-T-D
                       --------- --------- --------- -------- --------
Condensed Income Statement
--------------------------

Interest Income         102,410   101,365    94,314   96,040  394,129
Interest Expense         27,206    25,167    21,562   20,936   94,871
Net Interest Income      75,204    76,198    72,752   75,104  299,258
Provision for Possible
 Loan and Lease Losses    7,000     7,000     6,500    5,500   26,000
Income from Landfill
 Investments (2)              -     2,404     4,312    4,453   11,169
Total Noninterest
 Income                  26,883    29,606    35,487   41,069  133,045
Net Revenue             102,087   105,804   108,239  116,173  432,303
OREO Expense                188        65       198       94      545
Amortization of
 Intangibles Expense      1,056     1,055     1,077    1,152    4,340
Expense from Landfill
 Investments (2)              -     3,598     5,349    6,001   14,948
Total Noninterest
 Expense                 54,657    58,999    63,044   79,595  256,295
Pre-tax Income           40,430    39,805    38,695   31,078  150,008
Provision for Income
 Taxes                   12,129    10,670     8,292    6,596   37,687
Net Income               28,301    29,135    30,403   24,482  112,321
Fully-taxable
 Equivalent Adjustment    1,020     1,046     1,072      956    4,094

Performance
-----------------------
Return on Average Assets  1.49%     1.46%     1.49%    1.21%    1.41%
Return on Average Equity 26.86%    26.52%    28.18%   21.40%   25.67%
Basic Earnings Per Share  $0.63     $0.65     $0.68    $0.55    $2.51
Diluted Earnings Per
 Share                    $0.63     $0.65     $0.68    $0.55    $2.50
Weighted Average Shares
 - Basic                 44,756    44,614    44,777   44,798   44,737
Weighted Average Shares
 - Diluted               44,966    44,829    44,994   44,974   44,892
Net Interest Margin        4.36%     4.18%     3.90%    4.05%    4.12%

Capital Information
-----------------------
Tier 1 Leverage Ratio      5.83%     5.87%     6.04%    6.36%    NA
Tier 1 Risk-Based
 Capital                   8.14%     8.37%     8.72%    8.72%    NA
Total Risk-Based
 Capital                  13.48%    13.58%    13.93%   13.67%    NA
Common Equity           428,077   454,252   457,720  458,190     NA
Common Shares
 Outstanding             44,546    44,758    44,793   44,799     NA
Book Value Per Share
 (Common)                 $9.61    $10.15    $10.22   $10.23     NA

(1)Capital ratios are preliminary numbers
(2)Amounts have been reallocated in Q2 and Q3 to conform to current presentation

    CONTACT: Hudson United Bancorp
             Kenneth T. Neilson, 201-236-2631
             James W. Nall, 201-236-2769